Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WILSON GREATBATCH TECHNOLOGIES, INC.
_______________________________

Under Section 242 of the
General Corporation Law

The undersigned, Larry T. DeAngelo, Sr. Vice President, Administration and Secretary of Wilson Greatbatch Technologies, Inc., does hereby certify:

1.           The name of the corporation is WILSON GREATBATCH TECHNOLOGIES, INC. (the “Corporation”).

2.           The original Certificate of Incorporation of the Corporation was filed with the Department of State of the State of Delaware on June 13, 1997, a subsequent Amended and Restated Certificate of Incorporation was filed with the Department of State of the State of Delaware on September 25, 2000.

3.           The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from WILSON GREATBATCH TECHNOLOGIES, INC. to GREATBATCH, INC.

To effect such amendment, Paragraph “FIRST” of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the Corporation is GREATBATCH, INC.” (the “Corporation”)”

4.           This amendment shall be effective on the date filed with the Department of State of the State of Delaware.

5.           The foregoing amendment of the Amended and Restated Certificate of Incorporation was authorized by the unanimous written consent of the directors of the Corporation and by vote of the stockholders of the Corporation at the annual meeting of the Corporation’s stockholders on May 24, 2005.

IN WITNESS WHEREOF, the undersigned has subscribed this Certificate and affirmed it as true under penalties of perjury this 24th day of May, 2005.

WILSON GREATBATCH TECHNOLOGIES, INC.

By:	/s/ Larry T. DeAngelo
Larry T. DeAngelo
Sr. Vice President, Administration and Secretary

CERTIFICATE OF DESIGNATIONS
 OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
WILSON GREATBATCH TECHNOLOGIES, INC.
______________________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

I, Edward F. Voboril, President and Chief Executive Officer of Wilson Greatbatch Technologies, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, DO HEREBY CERTIFY that:

Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board on March 1, 2002 adopted the following resolution creating a series of 1,000,000 shares of preferred stock of the par value of $.001 per share designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock of the corporation, and hereby states the designation and number of shares, and fixes the relative rights and preferences of the shares of such series as follows:

           Section 1.                                Designation and Amount.  The shares of such series will be designated as “Series A Junior Participating Preferred Stock” (the “Preferred Stock”) and the number of shares constituting such series will be 1,000,000.

           Section 2.                                Dividends and Distributions.

(a)           (i)           Subject to the provisions for adjustment set forth in this Certificate, and subject to the rights of the holders of any shares of any class or series of preferred stock of the Corporation ranking prior and superior to the Preferred Stock with respect to dividends, the holders of shares of Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, (A) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the common stock, $.001 par value per share, of the Corporation (the “Common Stock”) and (B) a preferential cash dividend (the “Preferential Dividends”), if any, in preference to the holders of Common Stock, on the first business day of April, July, October and January, annually (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment Date if the date of the first issuance of Preferred Stock is a date other than a Quarterly Dividend Payment Date, in which case such payment will be a prorated portion of such amount) equal to $.10 per share of Preferred Stock less the per share amount of all cash dividends declared on the Preferred Stock pursuant to clause (A) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock.

(ii)           If the Corporation, at any time after the issuance of any share or fraction of a share of Preferred Stock, makes any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of options, rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share of Common Stock), then, and in each such event, the Corporation will simultaneously pay on each then outstanding share of Preferred Stock a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth).  The dividends and distributions on the Preferred Stock to which holders thereof are entitled pursuant to clause (A) of Section 2(a)(i) and pursuant to the second sentence of this Section 2(a)(ii) are referred to as “Dividends” and the multiple of such cash and non-cash dividends on Common Stock applicable to the determination of the Dividends, which will be 100 initially but will be adjusted from time to time as hereinafter provided, is referred to as the “Dividend Multiple”.  If the Corporation at any time after April 30, 2002 (the “Effective Date”) declares or pays any dividend or makes any distribution on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Preferred Stock will be entitled to receive will be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           The Corporation will declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on Common Stock in respect of which a dividend is required to be paid.  No cash or non-cash dividend or distribution on such Common Stock will be paid or set aside unless the corresponding Dividend is simultaneously paid or set aside for payment on the Preferred Stock.

(c)           Preferential Dividends will begin to accrue on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Preferred Stock.  Accrued but unpaid Preferential Dividends will cumulate but will not bear interest.  Preferential Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

           Section 3.                                Voting Rights.  The holders of shares of Preferred Stock will have the following voting rights:

(a)           Subject to the provisions for adjustment hereinafter set forth, each share of Preferred Stock will entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Common Stock.  The number of votes which a holder of Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is referred to as the “Vote Multiple”.  If the Corporation at any time after the Effective Date declares or pays any dividend on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Preferred Stock will be entitled after such event will be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           Except as otherwise provided in this Certificate, in the Certificate of Incorporation or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock will vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)           If the Preferential Dividends accrued on the Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, have not been declared and paid or irrevocably set aside for payment, the holders of record of preferred stock of the Corporation of all series (including the Preferred Stock), other than any series in respect of which such right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in any certificate of designations therefore, will have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board, which directors will be in addition to the number required prior to such event, to serve until the next annual meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Preferred Stock have been paid (or irrevocably set aside for payment) in full.  The holders of shares of Preferred Stock will continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Preferred Stock are paid (or set aside for payment) in full.   Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders will be taken at a meeting of stockholders and will not be taken by written consent thereto.

(d)           Except as otherwise required by the Certificate of Incorporation or by law or as set forth in this Certificate, holders of Preferred Stock will have no other special voting rights and their vote or consent will not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Certificate) for the taking of any corporate action.

           Section 4.                                Certain Restrictions.

Whenever Preferential Dividends or Dividends are in arrears or the Corporation is in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Preferred Stock outstanding have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Preferred Stock may have in such circumstances, the Corporation will not:

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Preferred Stock, unless dividends are paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

(iii)           except as permitted by subparagraph (iv) of this Section 4(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Preferred Stock; or

(iv)           purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Corporation will not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.  A “Subsidiary” of the Corporation means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

(c)           The Corporation will not issue any shares of Preferred Stock except upon exercise of Rights issued pursuant to that certain Stockholder Rights Agreement dated as of March 18, 2002 by and between the Corporation and Mellon Investor Services LLC, as Rights Agent, as it may be amended from time to time (the “Rights Agreement”), a copy of which is on file with the Secretary of the Corporation at its principal executive office and will be made available to stockholders of record without charge upon written request therefore addressed to said Secretary.  Notwithstanding the foregoing sentence, nothing contained in the provisions of this Certificate will prohibit or restrict the Corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Preferred Stock.

           Section 5.                                Reacquired Shares.  Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and cancelled promptly after the acquisition thereof.  All such shares upon their retirement and cancellation will become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board.

           Section 6.                                Liquidation, Dissolution or Winding Up.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless the holders of shares of Preferred Stock have received for each share of Preferred Stock, subject to adjustment as provided in this Certificate, the greater of (i) the exercise price per one one-hundredth of a share of Preferred Stock payable upon exercise of a right to purchase such share as set forth in, and adjusted from time to time pursuant to the terms of, the Rights Agreement, plus an amount equal to accrued and unpaid Dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (b) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Preferred Stock, unless simultaneously therewith distributions are made ratably on the Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Preferred Stock are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up.  The amount to which holders of Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (a)(ii) of the foregoing sentence is referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is referred to as the “Liquidation Multiple”.  If the Corporation at any time after the Effective Date declares or pays any dividend on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Preferred Stock will be entitled after such event will be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 7.                                Certain Reclassifications and Other Events.

(a)           If holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Preferred Stock will be adjusted so that after such event the holders of Preferred Stock will be entitled, in respect of each share of Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock will be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock is entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock will be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(b)           If holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Preferred Stock will each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple will each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which will be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(c)           If holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Preferred Stock will each be adjusted so that after such event each holder of a share of Preferred Stock will be entitled, in respect of each share of Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock is entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock will be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock will be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction.  For purposes of this paragraph, the “Discount Fraction” is a fraction the numerator of which is the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which is the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(d)           For purposes of this Certificate, the “Fair Market Value” of a share of capital stock of the Corporation (including a share of Common Stock) on any date will be deemed to be the average of the daily closing prices per share thereof of such stock over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that the Fair Market Value of any such share of capital stock is to be determined as of a date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value will be appropriately adjusted by the Board to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification.  The closing price for any day will be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (“NYSE”)); or, if the shares are not listed or admitted to trading on the NYSE, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading; or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or such other quotation reporting system then in use; or if no bids for such shares are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board.  The term “Trading Day” means a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the NYSE or such other national securities exchange as may be selected by the Board is open.  If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” means the fair market value thereof per share as determined in good faith by the Board.  In either case referred to in the foregoing sentence, the determination of Fair Market Value will be described in a statement filed with the Secretary of the Corporation.

           Section 8.                                Consolidation, Merger, etc.  If the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Preferred Stock will at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

           Section 9.                                Effective Time of Adjustments.

(a)           Adjustments to the Preferred Stock required by the provisions of this Certificate will be effective as of the time at which the event requiring such adjustments occurs.

(b)           The Corporation will give prompt written notice to each holder of a share of Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions of this Certificate.  Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice will not affect the validity of or the force or effect of or the requirement for such adjustment.

           Section 10.                                No Redemption.  The shares of Preferred Stock will not be redeemable at the option of the Corporation or any holder thereof.  Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Preferred Stock in any other manner permitted by law and the provisions of this Certificate and the Certificate of Incorporation.

           Section 11.                                Ranking.  Unless otherwise provided in the Certificate of Incorporation, or a certificate of designations relating to a subsequent series of preferred stock of the Corporation, the Preferred Stock will rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

           Section 12.                                Amendment.  The provisions of this Certificate and the Certificate of Incorporation may not be amended in any manner which would adversely affect the rights, privileges or powers of the Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.

           Section 13.                                Fractional Shares.  Shares representing Preferred Stock may be issued in fractions of a share which will entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Preferred Stock.  Any reference in this Certificate to shares of Preferred Stock will be deemed also to refer to fractions of shares of Preferred Stock.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 25th day of April, 2002.

/s/ Edward F. Voboril
Edward F. Voboril, President and
Chief Executive Officer

ATTEST:

/s/ Larry T. DeAngelo
Larry T. DeAngelo, Secretary

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WILSON GREATBATCH TECHNOLOGIES, INC.

WILSON GREATBATCH TECHNOLOGIES, INC., a corporation duly incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 13, 1997 under the name WGL Holdings, Inc. (the “Corporation”), desiring to integrate into a single instrument all the provisions of said Certificate of Incorporation now in effect and operative, and desiring further to amend said Certificate of Incorporation, such restated Certificate of Incorporation having been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.           Said Certificate of Incorporation is hereby restated to read in its entirety as follows:

FIRST:                     The name of the Corporation is “WILSON GREATBATCH TECHNOLOGIES, INC.” (the “Corporation”).

SECOND:                 The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.  The registered agent for the Corporation at such address is The Corporation Trust Company.

THIRD:                    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”').

FOURTH:                 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of

(i)	100,000,000 shares of Preferred Stock, $.001 par value per share, and

(ii)	100,000,000 shares of Common Stock, $.001 par value per share.

Except as otherwise provided by law, the shares of capital stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this paragraph FOURTH.  Each series of Preferred Stock shall be distinctly designated.  The Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issuance of a particular series of Preferred Stock, the voting powers, if any, of each such series, and the designations, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Restated Certificate of Incorporation and the laws of the State of Delaware.

Subject to the provisions of applicable law or of the Corporation's By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law, by this Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock as aforesaid, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors of the Corporation and for all other purposes as prescribed by applicable law, with each holder of record of shares of Common Stock having voting power being entitled to one vote for each share of Common Stock registered in his or its name on the books, registers and/or accounts of the Corporation.

FIFTH:                      A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.  Neither the amendment nor the repeal of this paragraph FIFTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this paragraph FIFTH shall eliminate or reduce the effect of this paragraph FIFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph FIFTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent and in the manner sot forth in and permitted by the DGCL and any other applicable law, as from time to time in effect, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.  Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions.

SIXTH:                      The Board of Directors is expressly authorized to amend, alter, change, adopt or repeal any or all of the By-Laws of the Corporation.

*  *  *  *

2.           Upon the filing of this Restated Certification of Incorporation with the Secretary of State of the State of Delaware, each share of the Common Stock, par value $.001 per share, of the Corporation issued and outstanding as of the close of business on the date hereof shall, automatically by operation of law and without any further action on the part of the Corporation or any holders of shares of capital stock of the Corporation, be converted into and become three-fifths (3/5) validly issued, fully paid and non-assessable share of the Common Stock, par value $.001 per share, of the Corporation authorized for issuance pursuant to this Restated Certificate of Incorporation.

3.           This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of sections 242 and 245 of the DGCL, and has been duly adopted by written consent of stockholders of the Corporation in accordance with the provisions of Section 228(a) of the DGCL.

IN WITNESS WHEREOF, WILSON GREATBATCH TECHNOLO-GIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Larry T. DeAngelo, its Vice President, Administration and Secretary, and attested to by Ernest Norman, its Assistant Secretary, as of the 15th day of August, 2000.

WILSON GREATBATCH TECHNOLOGIES, INC.

	By:	/s/ Larry T. DeAngelo
Larry T. DeAngelo
Vice President, Administration and Secretary

/s/ Ernest Norman
Ernest Norman
Assistant Secretary